Castlight Health Completes Strategic Acquisition of Jiff

San Francisco, CA – April 3, 2017 – Castlight Health, Inc. (NYSE: CSLT) today announced that it has completed its acquisition of Jiff to create the most comprehensive health benefits platform in the industry. Serving more than 240 customers, the combined company’s platform will seek to improve every aspect of an employee’s health experience — from staying healthy, to accessing care, to managing a condition — while helping benefits leaders lower healthcare costs and increase workforce wellbeing.

“Benefit leaders are eager for a health benefits platform that drives employee engagement and reduces the administrative burden of managing multiple health benefit solutions. The combination of Castlight and Jiff enables us to address these needs in one solution,” said John Doyle, chief executive officer of Castlight Health. “Together, we will leverage our data and ecosystem partnerships to deliver a truly personalized experience for employees. Our ability to deliver this experience in complex benefits environments with best-of-breed point solutions is unique in the market.”

Castlight issued approximately 27 million shares and options to former Jiff equity holders, which represents approximately 20 percent of the combined company on a fully-diluted basis. The issuance of up to an additional four million shares is contingent on Jiff’s achievement of specific 2017 growth objectives. As previously announced, a number of management and board of directors changes became effective today with the completion of the transaction. John Doyle assumed the role of chief executive officer, and former Jiff chief executive officer Derek Newell was named president. Castlight Health co-founder Giovanni Colella transition from CEO to executive chairman of the board, and John Doyle, Derek Newell and Jiff co-founder James Currier were appointed to the board. Additionally, Ann Lamont stepped down from the board.

Castlight plans to provide GAAP revenue guidance for the combined company when it announces financial results for the first quarter of 2017.

About Castlight Health
Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and can guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with enterprise customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

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Media Contact: Courtney Lamie
press@castlighthealth.com
276-492-4248

Investor Contact: Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680

Safe Harbor Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the anticipated future combined operations, products and services of Castlight and Jiff, and the impact on Castlight’s business relating to the completion of the Jiff acquisition and market expansion opportunities. Statements including words such as "anticipate," "believe," "estimate," "will," "continue," "expect," or "future," and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our actual results and performance to differ materially from those expressed or implied by such forward-looking statements. Such risk factors include those related to: the potential impact on the businesses of Castlight Health and Jiff due to uncertainties regarding the acquisition; the retention of employees of Jiff and the ability of Castlight Health to successfully integrate Jiff and to achieve expected benefits; general economic conditions; fluctuations and volatility in Castlight Health’s stock price; the ability of Castlight Health to successfully execute strategic plans; maintaining customer and partner relationships; the timing and market acceptance of new releases and upgrades; and the successful development of new products, and the degree to which these products and businesses gain market acceptance. Additional information concerning these and other risks and uncertainties include those described in Castlight Health's documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2017 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.